Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 4 TO THE DEVELOPMENT AND LICENSE AGREEMENT

This Amendment No. 4 (“Amendment No. 4”), effective as of December 8, 2016 (the “Amendment Effective Date”), to the Development and License Agreement, executed on June 21, 2008 (the “Original Agreement”), as amended by the Amendment to the Development and License Agreement, effective as of November 13, 2008 (“Amendment No. 1”), Side Letter to the Development and License Agreement, dated March 9, 2009 (the “Side Letter”), Amendment No. 2 to the Development and License Agreement, effective as of April 26, 2013 (“Amendment No. 2”) and Amendment No. 3 to the Development and License Agreement, effective as of October 13, 2015 (“Amendment No. 3” and, collectively with the Original Agreement, Amendment No. 1, the Side Letter and Amendment No. 2, the “Agreement”), is entered into by and among Emisphere Technologies, Inc., a Delaware corporation (“Emisphere”), NOVO NORDISK A/S (“Novo Nordisk”) and, solely for the express purposes set forth in this Amendment No. 4, MHR Capital Partners Master Account LP, a limited partnership organized in Anguilla, British West Indies, MHR Capital Partners (100) LP, a Delaware limited partnership, MHR Institutional Partners II LP, a Delaware limited partnership and MHR Institutional Partners IIA LP, a Delaware limited partnership (each, an “MHR Fund” and, collectively, the “MHR Funds”).

WITNESSETH:

WHEREAS, pursuant to Section 14.1 (last sentence) of the Agreement, Novo Nordisk and Emisphere may modify or supplement the Agreement in a writing signed by the Parties to the Agreement; and

WHEREAS, Novo Nordisk and Emisphere wish to amend certain provisions of the Agreement to add the MHR Funds as a party to the Agreement solely for the purposes set forth in this Amendment No. 4.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendments. The Agreement is hereby amended as follows:

a.	Section 3.5(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(a) For any Licensed Product Covered by an Issued Patent Claim of Licensed Patents or of Formulation Intellectual Property or Option Agreement Formulation Intellectual Property, Novo Nordisk shall pay directly to (x) Emisphere a royalty of two-and-a-half percent (2.5%) and (y) the MHR Funds a royalty of one-half percent (0.5%), respectively, on all the Net Sales of such Licensed Product(s).”

b.	Section 3.5(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(b) For any Licensed Product(s) not Covered by an Issued Patent Claim of Licensed Patents or of Formulation Intellectual Property or Option Agreement

Formulation Intellectual Property in a country, in consideration for Novo Nordisk’s use of the Licensed Know-How, Novo Nordisk shall pay directly to (x) Emisphere a Know-How royalty of one-half percent (0.5%) and (y) the MHR Funds a Know-How royalty of one-half percent (0.5%), respectively, on all the Net Sales of such Licensed Product(s) in such country for a period of ten years from the First Commercial Sale in such country of such Licensed Product(s)”.

c.	Section 3.5(c) of the Agreement is hereby amended and restated in its entirety as follows:

“(c) In the event that the only Issued Patent Claim covering a Licensed Product(s) in a country is an Issued Patent Claim of Licensed Patents or Formulation Intellectual Property or Option Agreement Formulation Intellectual Property which has been solely invented by Novo Nordisk, Novo Nordisk shall pay directly to (x) Emisphere a Know-How royalty of one-half percent (0.5%) and (y) the MHR Funds a Know-How royalty of one-half percent (0.5%), respectively, on all the Net Sales of such Licensed Product(s) in such country.”

d.	Section 3.5(f) of the Agreement is hereby amended by replacing the first two sentences of Section 3.5(f) with the following:

“Royalty payments shall be calculated and reported to Emisphere and the MHR Funds concurrently for each calendar quarter. All royalty payments due to Emisphere and the MHR Funds under this Agreement shall be paid within thirty (30) calendar days of the end of each calendar quarter.”

e.	Section 3.5(f) of the Agreement is hereby amended by replacing the penultimate sentence of Section 3.5(f) with the following:

“Each payment to Emisphere and the MHR Funds shall be accompanied by a report, which shall be delivered to each of Emisphere and the MHR Funds, of Net Sales of Licensed Products by Novo Nordisk, its Affiliates and their respective sublicensees in sufficient detail to permit confirmation of the accuracy of the payment made, including, the Net Sales of such Licensed Products in the Territory and country by country, and the royalty payable to Emisphere and the MHR Funds.”

f.	A new Section 3.5(g) shall be added to the Agreement as follows:

“Any reduction in the royalties payable to Emisphere and the MHR Funds under Sections 3.5(a), 3.5(b) or 3.5(c) of the Agreement (including any reduction pursuant to Sections 3.5(d) or 3.8 of the Agreement) shall first be applied to reduce the amount of royalties payable to Emisphere and, only in the event that such royalties payable to Emisphere have been reduced to zero, shall be applied to reduce the amount of royalties payable to the MHR Funds.”

g.	Section 3.6 of the Agreement is hereby amended and restated as follows:

“(a) Emisphere shall be responsible for and shall bear any taxes levied upon payments received by Emisphere and Emisphere hereby authorizes Novo Nordisk to withhold such taxes from the payments which are payable to Emisphere in accordance with this Agreement if Novo Nordisk is either required to do so under applicable law or directed to do so by a governmental authority. Upon Emisphere’s written request, Novo Nordisk shall, with respect to the laws of Denmark, reasonably support Emisphere in its legal efforts to minimize any such withholding taxes and provide Emisphere with information about and necessary for any documentation needed to reduce withholding to a legal minimum.

(b) The MHR Funds shall be responsible for and shall bear any taxes levied upon payments received by the MHR Funds and the MHR Funds each hereby authorize Novo Nordisk to withhold such taxes from the payments which are payable to the MHR Funds in accordance with this Agreement if Novo Nordisk is either required to do so under applicable law or directed to do so by a governmental authority. Upon written request of any MHR Fund, Novo Nordisk shall, with respect to the laws of Denmark, reasonably support the MHR Funds in their legal efforts to minimize any such withholding taxes and provide the MHR Funds with information about and necessary for any documentation needed to reduce withholding to a legal minimum.”

h.	Section 3.7 of the Agreement is hereby amended and supplemented by inserting the following at the end thereof:

“All payments to be made by Novo Nordisk to the MHR Funds under this Agreement shall be made by wire transfer from Novo Nordisk to the following account(s) of the MHR Funds or to such other account(s) as the MHR Funds shall notify Novo Nordisk in writing from time to time:

JP Morgan Chase

ABA #: 021-000-021

Account Name: JPMCC

Account Number: 066001633

Sub Account Name: MHR Institutional Partners IIA LP

Sub Account Number: 220-36055

i.	Section 7.6(i) of the Agreement is hereby amended and restated as follows:

“Where there has been an underpayment, Novo Nordisk shall pay to Emisphere and the MHR Funds, if applicable, the underpayment (together with reasonable and documentable audit costs if applicable) due within thirty (30) days of its receipt of the Auditor’s report. In the case of overpayment by Novo Nordisk, Novo Nordisk may, at its option, offset any future royalty payments payable to Emisphere (and the MHR Funds if such overpayments arose pursuant to Section 3.5 hereof) by the amount of overpayment, or it may request reimbursement from Emisphere (and the MHR Funds if such overpayments arose pursuant to Section 3.5 hereof) within thirty (30) days of its receipt of the Auditor’s report.”

2. No Liability. Notwithstanding anything to the contrary in this Amendment No. 4 or the Agreement, no MHR Fund assumes any direct or indirect, liability, obligation, undertaking, responsibility, deficiency, cost, expense, fine or penalty of any kind, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, contingent or absolute, secured or unsecured, due or undue (“Liability”), of Emisphere under the Agreement or this Amendment No. 4, including, inter alia, any Liability of any kind of Emisphere that exists at any time prior to, on or after the Amendment Effective Date. In addition, except as expressly set forth in Section 1(g) of this Amendment No. 4, none of the MHR Funds nor any of their respective Affiliates shall have any Liability to Emisphere or Novo Nordisk under the Agreement or this Amendment No. 4.

3. Indemnification.

(a) Emisphere hereby agrees to indemnify, defend and hold harmless Novo Nordisk (the “Indemnified Party”) from and against any and all Losses incurred or sustained by, or imposed upon, any of them resulting solely from this Amendment No. 4, provided that the Indemnified Party shall not be entitled to indemnification for any Losses resulting from any breach of this Amendment No. 4 by such Indemnified Party.

(b) If the Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (a “Third Party Claim”) against such Indemnified Party with respect to which Emisphere is obligated to provide indemnification under this Amendment No. 4, the Indemnified Party shall give Emisphere reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve Emisphere of its indemnification obligations, except and only to the extent (i) that Emisphere forfeits rights or defenses by reason of such failure, (ii) as a result of such failure, Emisphere is deprived of its right to recover any payment under its applicable insurance coverage or (iii) Emisphere is otherwise adversely affected or damaged as a result of such failure to give timely notice. Subject to the immediately following sentence, Emisphere shall have the right to assume the defense of any Third Party Claim at Emisphere’s sole expense and by Emisphere’s own counsel by providing written notice of such election to the Indemnified Party within forty-five (45) days of Emisphere’s receipt of written notice of the Third Party Claim, and the Indemnified Party shall cooperate in good faith in such defense. In the event that Emisphere assumes the defense of any Third Party Claim, subject to Section 3(c), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party, and the Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to Emisphere’s right to control the defense thereof. The fees and disbursements of such counsel retained by the Indemnified Party shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to Emisphere or (B) there exists a conflict of interest between Emisphere and the Indemnified Party that cannot be waived, Emisphere shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If Emisphere elects not to defend such

Third Party Claim, the Indemnified Party may defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim, and Emisphere shall have the right at its expense to participate in the defense of such Third Party Claim, assisted by counsel of its own choosing. Emisphere and the Indemnified Party shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim.

(c) Settlement of Third Party Claims. Notwithstanding any other provision of this Amendment No. 4, (x) Emisphere shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party and (y) the Indemnified Party shall not enter into settlement of any Third Party Claim without the prior written consent of Emisphere, in either case which consent will not be unreasonably delayed, conditioned or withheld.

4. Amendments. No amendments or supplements to the provisions of the Agreement amended by this Amendment No. 4 shall be valid and binding unless set forth in a written agreement executed and delivered by Novo Nordisk, Emisphere and the MHR Funds.

5. Governing Law; Jurisdiction. This Amendment No. 4 shall be governed and construed in accordance with the internal laws of the State of New York, USA, without regard to principles of conflicts of law and each party hereto shall consent to the exclusive jurisdiction of the courts of New York in any action arising out of the matters set forth in, or related to the validity or enforceability of this Amendment No. 4.

6. Assignment. Each of the MHR Funds may, in whole or in part, assign or otherwise transfer any of their respective rights and obligations hereunder without the prior written consent of Novo Nordisk or Emisphere. Upon any such assignment or transfer, all references herein to the MHR Funds shall be deemed to be references to such assignee or transferee.

7. Capitalized Terms. Unless otherwise noted, all capitalized terms used and not defined in this Amendment No. 4 shall the meaning as set out in the Agreement. Solely for the purposes of this Amendment No. 4, the following terms shall have the following meaning:

(a) “Action” shall mean any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

(b) “Affiliate” shall mean, with respect to any Person, a Person that directly or indirectly through one or more intermediaries, Controls the first Person, is Controlled by the first Person or is under Common Control with the first Person.

(c) “Control” shall mean (including the correlative terms “Controlling,” “Controlled” and “under Common Control with,”) the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

(d) “Losses” shall mean (i) all debts, Liabilities and obligations owed to or at the behest of any other Person, (ii) all losses, damages, judgments, awards, fines, fees, expenses, penalties and settlements and (iii) all demands, claims, suits, actions, causes of action, proceedings and assessments.

(e) “Person” shall mean any individual, corporation, association, company, partnership, limited liability company, joint-stock company or business trust.

8. Terms of Agreement. Except as modified by this Amendment No. 4, the terms of the Agreement shall continue in full force and effect without modification. All references in and to the Agreement (including any annexes, exhibits or schedules thereto) shall be deemed to be references to the Agreement as amended by this Amendment No. 4.

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IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment No. 4 to be duly executed in the name of and on its behalf, as of the Amendment Effective Date.

NOVO NORDISK A/S

By:	/s/ Mads Krogsgaard Thomsen
	Name:	Mads Krogsgaard Thomsen
	Title:	Chief Science Officer

EMISPHERE TECHNOLOGIES, INC.

By: /s/ Alan L. Rubino

Name: Alan L. Rubino

Title: President and Chief Executive Officer

[Amendment No. 4 to GLP-1 Development and License Agreement]

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment No. 4 to be duly executed in the name of and on its behalf, as of the Amendment Effective Date.

MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By: MHR Advisors LLC,

its General Partner

By: /s/ Janet Yeung

Name: Janet Yeung

Title: Authorized Signatory

MHR CAPITAL PARTNERS (100) LP

By: MHR Advisors LLC,

its General Partner

By: /s/ Janet Yeung

Name: Janet Yeung

Title: Authorized Signatory

MHR INSTITUTIONAL PARTNERS II LP

By: MHR Institutional Advisors II LLC,

its General Partner

By: /s/ Janet Yeung

Name: Janet Yeung

Title: Authorized Signatory

MHR INSTITUTIONAL PARTNERS IIA LP

By: MHR Institutional Advisors II LLC,

its General Partner

By: /s/ Janet Yeung

Name: Janet Yeung

Title: Authorized Signatory

[Amendment No. 4 to GLP-1 Development and License Agreement]